UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2013

TIANLI AGRITECH, INC.
(Exact name of registrant as specified in its charter)

British Virgin Islands (State or other jurisdiction of incorporation)	001-34799 (Commission File Number)	Not applicable (I.R.S. Employer Identification No.)

Suite K, 12th Floor, Building A, Jiangjing Mansion, 228 Yanjiang Ave., Jiangan District, Wuhan City, Hubei Province, China, 430010
(Address of principal executive offices) (zip code)

(+86) 27 8274 0726
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

On October 23, 2013, Tianli Agritech, Inc. (the “Company”) dismissed RBSM LLP as its independent registered public accounting firm for the year ended December 31, 2013.  The dismissal was approved by the Audit Committee of the Company’s Board of Directors on October 23, 2013.

The reports of RBSM LLP on the financial statements of the Company as of and for the year ended December 31, 2012 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles.

During the year ended December 31, 2012 and through the date of this Current Report on Form 8-K (this “Form 8-K”), there were no disagreements with RBSM LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to RBSM LLP’s satisfaction would have caused it to make reference thereto in connection with its report on the financial statements for such year. During the year ended December 31, 2012 and through the date of this Form 8-K, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided RBSM LLP with a copy of the foregoing disclosure and requested RBSM LLP to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made in this Form 8-K. A copy of such letter, dated October 23, 2013, furnished by RBSM LLP, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

16.1	Letter dated October 23, 2013 from RBSM LLP to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2013	Tianli Agritech, Inc.

By: /s/ Hanying Li
Hanying Li
Chief Executive Officer (Principal executive officer)